Exhibit 10.45

THIRD AMENDMENT

TO

LOAN AND SECURITY AGREEMENT

THIS THIRD AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”) is entered into this      of February, 2009, by and among RADISYS CORPORATION, an Oregon corporation (“Borrower”), and SILICON VALLEY BANK (“Bank”). Capitalized terms used herein without definition shall have the same meanings given them in the Loan Agreement (as defined below).

RECITALS

A. Borrower and Bank have entered into that certain Loan and Security Agreement dated as of August 7, 2008 (as may be amended, restated, or otherwise modified, the “Loan Agreement”), pursuant to which the Bank has extended and will make available to Borrower certain advances of money.

B. Borrower desires that Bank amend the Loan Agreement upon the terms and conditions more fully set forth herein.

C. Subject to the representations and warranties of Borrower herein and upon the terms and conditions set forth in this Amendment, Bank is willing to provide the amendment contained herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing Recitals and intending to be legally bound, the parties hereto agree as follows:

1. AMENDMENT TO SECTION 2.1.3 OF THE LOAN AGREEMENT. Subject to the terms of Section 6 below, Section 2.1.3 of the Loan Agreement is amended and restated in its entirety and replaced with the following:

2.1.3 Foreign Exchange Sublimit. As part of the Revolving Line, Borrower or any of its Subsidiaries may enter into foreign exchange contracts with Bank under which Borrower or any of its Subsidiaries commits to purchase from or sell to Bank a specific amount of Foreign Currency (each, a “FX Forward Contract”) on a specified date (the “Settlement Date”). FX Forward Contracts shall have a Settlement Date of at least one (1) FX Business Day after the contract date and shall be subject to a reserve of ten percent (10%) of each outstanding FX Forward Contract (the “FX Reserve”), the FX Reserve to be in a maximum aggregate amount equal to the Sublimit Amount. The aggregate amount of FX Forward Contracts at any one time may not exceed ten (10) times the amount of the FX Reserve. The obligations of Borrower and its Subsidiaries relating to this section may not exceed the Availability Amount.

2. AMENDMENT TO SECTION 8.9 OF THE LOAN AGREEMENT. Subject to the terms of Section 6 below, Section 8.9 of the Loan Agreement is amended and restated in its entirety and replaced with the following:

8.9 Other Debt. A default or breach occurs under (a) any agreement between Borrower and any creditor of Borrower that signed a subordination, intercreditor, or other similar agreement with Bank, or any creditor that has signed such an agreement with Bank breaches any terms of such agreement, (b) the 2013 Indenture or the 2023 Indenture or (c) any foreign exchange contract between any of Borrower’s Subsidiaries and the Bank; or

3. AMENDMENT TO DEFINITION OF “FX BUSINESS DAY”, “LOAN DOCUMENTS” AND “OBLIGATIONS” IN SECTION 13.1 OF THE LOAN AGREEMENT. Subject to the terms of Section 5 below, the definitions of “FX Business Day”, “Loan Documents” and “Obligations” in Section 13.1 of the Loan Agreement are amended and restated in their entirety and replaced with the following:

“FX Business Day” is any day when (a) Bank’s Foreign Exchange Department is conducting its normal business and (b) the Foreign Currency being purchased or sold by Borrower or any of its Subsidiaries is available to Bank from the entity from which Bank shall buy or sell such Foreign Currency.

“Loan Documents” are, collectively, this Agreement, the Disclosure Schedule, the Perfection Certificate(s), any note, or notes or guaranties executed by Borrower or any Guarantor, any foreign exchange contracts entered into by Borrower’s Subsidiaries with Bank, and any other present or future agreement between Borrower any Guarantor (or Borrower’s Subsidiaries with respect to any foreign exchange contracts) and/or for the benefit of Bank in connection with this Agreement, all as amended, restated, or otherwise modified.

“Obligations” are Borrower’s and/or Guarantors’ (or Borrower’s Subsidiaries with respect to any foreign exchange contracts with Bank) obligation to pay when due any debts, principal, interest, Bank Expenses and other amounts Borrower and/or Guarantors (or Borrower’s Subsidiaries with respect to any foreign exchange contracts with Bank) owe Bank now or later, whether under this Agreement, the Loan Documents, or otherwise, including, without limitation, all obligations relating to letters of credit, cash management services, and foreign exchange contracts, if any, and including interest accruing after Insolvency Proceedings begin and debts, liabilities, or obligations of Borrower and/or Guarantor (or Borrower’s Subsidiaries with respect to any foreign exchange contracts with Bank) assigned to Bank, and the performance of Borrower’s and/or Guarantors’ (or Borrower’s Subsidiaries with respect to any foreign exchange contracts with Bank) duties under the Loan Documents.

4. BORROWER’S REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants that:

(a) immediately upon giving effect to this Amendment (i) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (ii) no Event of Default has occurred and is continuing;

(b) Borrower has the corporate power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

(c) the certificate of incorporation, bylaws and other organizational documents of Borrower delivered to Bank on the Effective Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

(d) the execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized by all necessary corporate action on the part of Borrower;

(e) this Amendment has been duly executed and delivered by the Borrower and is the binding obligation of Borrower, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights; and

(f) as of the date hereof, it has no defenses against the obligations to pay any amounts under the Obligations. Borrower acknowledges that Bank has acted in good faith and has conducted in a commercially reasonable manner its relationships with such Borrower in connection with this Amendment and in connection with the Loan Documents.

Borrower understands and acknowledges that Bank is entering into this Amendment in reliance upon, and in partial consideration for, the above representations and warranties, and agrees that such reliance is reasonable and appropriate.

5. LIMITATION. The amendment set forth in this Amendment shall be limited precisely as written and shall not be deemed (a) to be a forbearance, waiver or modification of any other term or condition of the Loan Agreement or of any other instrument or agreement referred to therein or to prejudice any right or remedy which Bank may now have or may have in the future under or in connection with the Loan Agreement or any instrument or agreement referred to therein; (b) to be a consent to any future consent or modification, forbearance or waiver to any instrument or agreement the execution and delivery of which is consented to hereby, or to any waiver of any of the provisions thereof; or (c) to limit or impair Bank’s right to demand strict performance of all terms and covenants as of any date.

6. EFFECTIVENESS. This Amendment shall become effective upon the satisfaction of all the following conditions precedent:

6.1 Amendment. Borrower and Bank shall have duly executed and delivered this Amendment to Bank; and

6.2 Payment of Bank Expenses. Borrower shall have paid all Bank Expenses (including all reasonable attorneys’ fees and reasonable expenses) incurred through the date of this Amendment.

7. COUNTERPARTS. This Amendment may be signed in any number of counterparts, and by different parties hereto in separate counterparts, with the same effect as if the signatures to each such counterpart were upon a single instrument. All counterparts shall be deemed an original of this Amendment.

8. INTEGRATION. This Amendment and any documents executed in connection herewith or pursuant hereto contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, offers and negotiations, oral or written, with respect thereto and no extrinsic evidence whatsoever may be introduced in any judicial or arbitration proceeding, if any, involving this Amendment; except that any financing statements or other agreements or instruments filed by Bank with respect to Borrower shall remain in full force and effect.

9. GOVERNING LAW; VENUE. THIS AMENDMENT SHALL BE GOVERNED BY AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA. Borrower and Bank each submit to the exclusive jurisdiction of the State and Federal courts in Santa Clara County, California.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first written above.

BORROWER:	RADISYS CORPORATION an Oregon corporation

	By:	/s/ Brain Bronson
	Printed Name:	Brain Bronson
	Title:	Chief Financial Officer

BANK:	SILICON VALLEY BANK

	By:	/s/ Ron Sherman
	Printed Name:	Ron Sherman
	Title:	Senior Relationship Manager